Exhibit 99.1

MHI Hospitality Corporation Amends Credit Agreement with BB&T

Company Release – 06/04/2010

WILLIAMSBURG, VA, June 4, 2010 – MHI Hospitality Corporation (Nasdaq: MDH) announced today that the Company has entered into a fifth amendment to its credit agreement with Branch Banking & Trust Company (“BB&T”), as administrative agent and lender, dated May 8, 2006. The amendment with BB&T and the other lenders, among other things:

•	fixes the interest rate spread for variable LIBOR-based interest rate loans at 4.00% and sets a LIBOR floor at 0.75%; makes the facility non revolving;
•	eliminates the Company’s ability to borrow any further funds under the facility or re-borrow previously repaid funds;
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removes prior timing restrictions on the payment of cash dividends and distributions and maintains existing liquidity and other conditions to declare and pay cash dividends and distributions in excess of that amount minimally necessary to maintain the Company’s REIT qualification;

•	provides an option to extend the maturity date of the Credit Agreement to May 8, 2012 if certain valuation and other criteria are met;
•	requires mandatory prepayments based on excess cash flow and if the Company raises equity within certain parameters;
•	creates cash and credit card receivable management arrangements and creates reserve funding requirements;
•	requires minimum principal pre-payments to release individual asset mortgage liens on hotels securing the Credit Agreement;
•	requires the Company pay an amendment fee; and
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modifies the methodology used to value the Company’s existing hotel properties and increases the percentage of a hotel property’s value available for compliance purposes, except for its Tampa property.

Andrew M. Sims, President and Chief Executive Officer of the Company, commented, “We are pleased with the modification to our Credit Agreement. It provides our company with greater flexibility with regard to maturity, asset valuation, and repayment.”

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-managed lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper upscale full-service hotels in the Mid-Atlantic and Southern United States. Currently, the Company’s portfolio consists of investments in eleven hotel properties, nine of which are wholly-owned and comprise 2,110 rooms. All of the Company’s wholly-owned properties operate under the Hilton, InterContinental Hotels Group and Starwood Hotels and Resorts brands. The Company also has a 25 percent interest in the Crowne Plaza Hollywood Beach Resort and a leasehold interest in the common area of Shell Island Resort, a resort condominium property. MHI Hospitality Corporation was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions, including the recent economic downturn, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the availability and terms of financing and capital and the general volatility of the securities markets, specifically, the impact of the current credit crisis which has severely constrained the availability of debt financing; risks associated with the level of the Company’s indebtedness, its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness; management and performance of the Company’s hotels; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; and legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.